Asset sale agreement

This asset sale agreement is dated 15 October 2020

between:

Workstar Tech (Aust) Pty Ltd ACN 619 867 613 of L1, 235-239 Commonwealth Street, Surry Hills in the State of New South Wales (**Vendor**).

and:

Rayont Technologies Pty Ltd ACN 643 823 581 of Level 3, 26 Marine Pde, Southport in the State of Queensland (**Purchaser**).

BACKGROUND

A. The Vendor owns and carries on the Business.

B. The Vendor is the owner of the Plant, Property and Equipment, the Intellectual Property, the Identifiable Assets and the rights of the Vendor under the Contracts.

C. The Vendor employs the Employees in the Business.

D. The Vendor wishes to sell to the Purchaser and the Purchaser wishes to buy from the Vendor, the Plant, Property and Equipment, the Intellectual Property, the Identifiable Assets and the rights of the Vendor under the Contracts.

OPERATIVE PROVISIONS

1 Definitions and interpretation

1.1 Definitions

The following definitions apply in this agreement unless the context otherwise requires.

Asset means each of the assets of the Vendor on the Completion Date, including the Plant, Property and Equipment, the Intellectual Property, the Identifiable Assets and the rights of the Vendor under the Contracts.

Business Day means a day on which banks open for trading in Queensland, excluding Saturdays, Sundays and public holidays.

Commencement Date means the date of this agreement.

Completion Date means the day that all of the conditions referred to in clause 3.1(a) have been:

(a) satisfied; or

(b) waived under clause 3.3.

Contract means each of the contracts, licenses and arrangements specified in schedule 2, which are entered into by the Vendor.

Conditions Satisfaction Date means 90 days from the date of this agreement.

Corporations Act means the *Corporations Act 2001* (Cth).

Deferred Price means the part of the Purchase Price (as specified in SCHEDULE 8, item 2) which is paid after Completion and in accordance with clause 5.5

Deposit means 15% of the total Purchase Price, as set out in schedule SCHEDULE 8, item 1.

Employee means each of the persons whose names, classification, rates of remuneration, and the date on which they commenced employment, are set out in schedule 3, and any person hired as an employee in the Business after the date of this agreement under clause 4.1(b)(c).

Employee Entitlements has the meaning given in clause 6.2(b).

Government Agency means a government or government department, a governmental, semi-governmental or judicial person and a person (whether autonomous or not) charged with administration of any applicable law.

GST and **GST Law** mean the same as in the *A New Tax System (Goods & Services Tax) Act 1999* (Cth) and words and expressions defined in the GST Law have the same meaning in clauses concerning GST.

Intellectual Property means the Business Names, copyrights, patents, trademarks, trade names, designs, knowhow, and similar industrial, commercial and intellectual property (whether registered or not and whether protected by statute or not) owned by the Vendor relating to the Business, including the items set out in **Error! Reference source not found.**.

Liabilities means the costs set out in SCHEDULE 7.

Loss or Claim means, in relation to any person:

(a) a damage, loss, cost, expense or liability incurred by the person; or

(b) a claim, action, proceeding or demand made against the person,

however arising and whether present or future, fixed or unascertained, actual or contingent.

Notice has the meaning set out in clause 11.

Plant, Property and Equipment means the items of plant, equipment, machinery, furniture, fixtures and fittings described in schedule 4 item 1.

PPSA means the *Personal Property Securities Act 2009* (Cth).

PPSR means the Personal Property Securities Register established and maintained under the PPSA.

Purchase Price means

Price as set out in SCHEDULE 9.

Security Interest means:

(a) in relation to any personal property (as defined in the PPSA and to which the PPSA applies), has the same meaning as in the PPSA; and

(b) in relation to any other property, means any security for the payment of money or performance of obligations including a mortgage, charge, lien, pledge, trust or power.

Tax means any tax, levy, impost, deduction, charge or duty of any kind and whether direct or indirect, (and any related interest, penalty, fine or costs in connection with any of them) levied or imposed by any Government Agency.

Tax Act means the *Income Tax Assessment Act 1936* (Cth) (**Tax Act 1936**) and the *Income Tax Assessment Act 1997* (Cth) (**Tax Act 1997**).

Terminating Employee has the meaning set out in clause 6.2(a).

Transferring Employee has the meaning set out in clause 6.3(a).

Warranty means each of the warranties and representations referred to in clause 8 and schedule 6.

1.2 Interpretation

In this agreement unless the context otherwise requires:

(a) a reference to any legislation or legislative provision includes any statutory modification or re-enactment of, or legislative provision substituted for, and any subordinate legislation issued under, that legislation or legislative provision;

(b) the singular includes the plural and vice versa;

(c) a reference to an individual or person includes a corporation, partnership, joint venture, association, authority, trust, state or government and vice versa;

(d) a reference to any gender includes all genders;

(e) a reference to a clause or schedule is to a clause or schedule of this agreement;

(f) the schedules form part of this agreement;

(g) a reference to any agreement or document is to that agreement or document (and, where applicable, any of its provisions), as amended, novated, supplemented or replaced from time to time;

(h) a reference to any party to this agreement, or any other document or arrangement, includes that party's executors, administrators, substitutes, successors and permitted assigns;

(i) where an expression is defined, another part of speech or grammatical form of that expression has a corresponding meaning;

(j) where an expression is defined anywhere in this agreement it has the same meaning throughout; and

(k) a reference to "**dollars**" or "**$**" is to an amount in Australian currency.

1.3 Headings

In this agreement headings are for convenience of reference only and do not affect interpretation.

2 Agreement to sell and buy the Assets

2.1 Sale and purchase

Subject to clause 3, and on the terms and conditions of this agreement, the Vendor must sell the Assets to the Purchaser, and the Purchaser must buy the Assets from the Vendor.

2.2 Title, property and risk

The title to, property in, and risk of, the Assets:

(a) until the Assets are in the effective possession and control of the Purchaser, remain solely with the Vendor; and

(b) on and from the date the Assets are delivered up by the Vendor and are in the effective possession and control of the Purchaser, passes to the Purchaser.

3 Conditions

3.1 Conditions precedent to agreement

(a) This agreement has effect from the date of satisfaction of the conditions set out in SCHEDULE 10, unless those conditions are waived under clause 3.3.

(b) Clauses 1, 3, 5, 9, 11, 12 (except 12.8), and 13 of this agreement have effect from the Commencement Date.

3.2 Effect of non-fulfilment

(a) Subject to clauses 3.2(b) and 3.3, if the conditions referred to in clauses 3.1(a) have not been satisfied on or before the Condition Satisfaction Date, this agreement comes to an end, except for the enforcement of any right or claim that has previously arisen.

(b) Clauses 1, 3, 5, 9, 11, 12 and 13 of this agreement will continue to operate despite this agreement coming to an end under clause 3.2(a).

3.3 Fulfilment by waiver

A condition referred to in clause 3.1 is waived:

(a) where the condition is expressed in **Error! Reference source not found.** to be for the benefit of a particular party, and that party gives Notice of waiver of the condition; and

(b) in any other case, the parties agree in writing to waive the condition.

3.4 Obligation to satisfy conditions

The Vendor and the Purchaser must each use best endeavours to ensure that the conditions referred to in 3.1 are fulfilled on or before the Condition Satisfaction Date.

3.5 Extent of obligation to fulfil conditions

The obligation imposed on a party by clause 3.4 does not require that party to waive any condition under clause 3.3.

4 Conduct pending Completion

4.1 Vendor's conduct of Business

Until Completion, the Vendor must:

(a) ensure that each of the Assets is protected and maintained; and

(b) not, unless required or permitted by this agreement, or unless the Purchaser first consents in writing:

    (a) enter into, terminate, or alter any term of any material Contract;

    (b) except in the usual conduct of the Business, dispose of or agree to dispose of, any of the Assets; or

    (c) hire any new Employee, terminate the employment of any Employee or alter the terms of employment (including the terms of superannuation or any other benefit) of any Employee.

5 Completion

5.1 Time and place of Completion

Completion is to occur on the Completion Date at a time and place agreed in writing by the parties.

5.2 Obligations of Vendor prior to Completion

Within 30 days from the date of this agreement, the Vendor must:

(a) take all steps necessary to give the Purchaser unencumbered title to, and ownership of, the Assets; and

(b) take all steps necessary to place the Purchaser in effective possession and control of the Assets.

5.3 Documents to be given by Vendor to Purchaser

Prior to Completion and within 90 days of the date of this agreement, the Vendor must give the Purchaser:

(a) in a form previously approved by the Purchaser and duly executed:

(i) an effective assignment of each of the Contracts, together with all necessary consents to the assignment of each Contract;

(ii) for each registered Business Name, a statement of change in particulars that sets out the change in relation to whom the Business Name is registered;

(iii) an effective transfer of each other item of the Intellectual Property; and

(iv) any other document reasonably required by the Purchaser to vest full ownership, title, possession and benefit of the Assets in the Purchaser;

(b) possession of (and, where relevant, title to) the Property, Plant and Equipment;

(c) originals of all Contracts;

(d) the certificate of registration or other title document (if any) of each other item of the Intellectual Property;

(e) all other documents, books and records (including electronic records) relating to the Business or necessary for it to be carried on; and

(f) all other documents and things required by this agreement to be delivered by the Vendor to the Purchaser on Completion, or which are reasonably required by the Purchaser to vest full ownership, title, possession and benefit of the Assets in the Purchaser.

5.4 Obligations of Purchaser on and from Completion

(a) Prior to Completion and within 90 days of the date of this agreement the Purchaser must:

(i) accept all the documents and other items specified in clause 5.2 which the Vendor gives the Purchaser under that clause; and

(ii) do and execute all other acts and documents that this agreement requires the Purchaser to do or execute at Completion.

(b) Within 7 business days from the date of this agreement, the Purchaser must pay all of the Deposit to the Vendor in cash or by bank cheque or in any other form that the parties agree in writing, except for the party of the Purchase Price that is the Deferred Price.

5.5 Payment of the Deferred Price

(a) The Initial Deposit is set out in SCHEDULE 8, item 1.

(b) The Deferred Price is set out in SCHEDULE 8, item 2.

(c) The Deferred Price is to be paid:

(i) for each Asset, the value of that Asset within 5 days from when:

(A) the Purchaser has unencumbered title to, and ownership of, the Assets; and

(B) the Purchaser is in effective possession and control of the Assets; and

(ii) where the Asset is a Contract, the value of that Contract is to be paid as and when the Contract is novated or assigned to the Purchaser,

until the Deferred Price has been paid in full.

(d) if any Contract is unable to be novated or assigned to the Purchaser, for whatever reason, the Purchaser may terminate this agreement.

6 Employees

6.1 Termination and offer of employment

(a) The Vendor must, within seven Business Days from the date of this agreement, give notice terminating the employment of each Employee on and from Completion the date of that notice.

(b) The Purchaser must, within seven Business Day from the date of this agreement, offer each Employee employment in the Business with the Purchaser:

(i) from the date of that notice and conditional on Completion; and

(ii) on terms no less favourable than those governing that Employee's employment immediately prior to the date the Vendor provides notice, terminating the employment of each Employee.

6.2 Terminating Employees

(a) The Vendor is solely responsible for any Employee who is terminated pursuant to clause 6.1(a) but who does not accept an offer of employment made pursuant to clause 6.1(b) (**Terminating Employee**).

(b) On the Completion Date, the Vendor must pay to each Terminating Employee the amounts (if any) due to that Terminating Employee, whether arising under any agreement, any legislation, any award, or otherwise, in relation to:

(i) accrued salary, wages, holiday pay and sick leave;

(ii) accrued entitlements to long service leave; and

(iii) any other remuneration or entitlement arising out of employment or its termination, excluding any accrued superannuation,

(collectively, **Employee Entitlements**).

6.3 Transferring Employees

(a) In relation to any Employee who is terminated pursuant to clause 6.1(a) and who does accept an offer of employment made pursuant to clause 6.1(b) (**Transferring Employee**):

(i) the Vendor is solely responsible for the management, and the rights and entitlements, of the Transferring Employee until Completion; and

(ii) the Purchaser is solely responsible for the management, and the rights and entitlements, of the Transferring Employee from Completion.

(b) At Completion the Vendor must deliver to the Purchaser a document setting out full details in relation to each Transferring Employee of all accrued entitlements as at the Completion Date, including details of annual holiday pay and long service leave pay; and

(c) From Completion, the Purchaser must treat the Transferring Employees, and deal with all their entitlements, as if each entitlement had been accrued by the relevant Transferring Employee while in the employment of the Purchaser.

6.4 Pre-paid salaries

The Purchaser must pay to the Vendor at Completion an amount equal to the total amount of wages and salaries paid by the Vendor to the Transferring Employees in respect of any period after Completion.

6.5 Indemnity

(a) The Purchaser must indemnify the Vendor against each Loss or Claim against the Vendor in relation to the Transferring Employees relating to the period after Completion, or in respect of which the Vendor has paid or allowed an amount to the Purchaser in accordance with this clause.

(b) The Vendor must indemnify the Purchaser against each Loss or Claim against the Purchaser:

(i) in respect of the entitlements of the Terminating Employees set out above; and

(ii) otherwise in respect of the Employees to the extent that the Loss or Claim relates to the period before Completion.

7 Contracts

7.1 Assignment of Contracts

Within 30 days from the date of this agreement, the Vendor must take all steps which are reasonably necessary to:

(a) procure the novation to the Purchaser of each of the Contracts and the rights and obligations of the Vendor under each of the Contracts specified in that notice; and

(b) in respect of each other Contract, assign that Contract to the Purchaser.

7.2 Purchaser's indemnity

The Purchaser must indemnify the Vendor against each Loss or Claim against the Vendor arising from or in connection with any breach or non-performance after Completion by the Purchaser of any provision of any Contract assigned or novated under clause 7.1.

7.3 Vendor's indemnity

The Vendor must indemnify the Purchaser against each Loss or Claim against the Purchaser arising from or in connection with any breach or non-performance by the Vendor of any provision of any Contract on or before Completion.

7.4 Security deposits and payments on account

Where, before Completion, the Vendor has received any deposits or amounts either:

(a) as security deposits in respect of a person's obligation under a Contract which has not been fulfilled on or before Completion; or

(b) on account from any person in respect of any obligation to the Vendor under a Contract which has not been fulfilled on or before Completion,

those deposits and amounts must be transferred by the Vendor to the Purchaser at Completion and the Vendor will have no further right to, or in respect of, any of the deposits and amounts after Completion.

8 Warranties

8.1 Vendor's warranties

The Vendor warrants and represents to the Purchaser that each of the statements set out in in schedule 6 is true, complete and accurate, except where the Purchaser is aware that the statements may not be true, complete and accurate as a result of changes occurring which are the subject of a consent under clause 4.1(b).

8.2 Vendor's indemnity

The Vendor must indemnify the Purchaser against:

(a) any Loss or Claim against the Purchaser, to the extent that the Loss or Claim arises from, or is connected with, any breach of any Warranty or of any other term of this agreement;

(b) any loss or damage incurred by the Purchaser because the Business or any of the Assets was worth less than it would have been worth had there been no breach of any Warranty or any other term of the agreement; and

(c) any Taxes which may be incurred by the Purchaser arising from any breach of Warranty or any term of this agreement by the Vendor.

8.3 Duration of Warranties

(a) Subject to clause 8.3(b), the Warranties and the indemnities in clauses 10.1 and 8.2 remain in full force until 60 days after Completion.

(b) If, before the date specified in clause 8.3(a), the Purchaser gives the Vendor Notice of a claim for a breach of a Warranty, that Warranty does not cease on that date and continues after that date to the extent required to enable the Purchaser to prosecute that claim.

8.4 Minimum quantum of claims

The Purchaser may not make a claim against the Vendor for a breach of any Warranty unless and until the aggregate of all those claims exceeds, or has already, exceeded $20,000.

8.5 Maximum liability

The maximum liability of the Vendor for claims made by the Purchaser for all breaches of Warranties is equivalent to the Purchase Price.

8.6 Separate Warranties

Each Warranty is a separate Warranty and its meaning is not affected by any other Warranty.

8.7 Purchaser's warranties

The Purchaser warrants and represents to the Vendor, as an inducement to the Vendor to enter into this agreement and to sell the Business, and it is a condition of this agreement that, at the date of this agreement:

(a) the execution and delivery of this agreement have been properly authorise by all necessary corporate action of the Purchaser;

(b) the Purchaser has full corporate power and lawful authority to execute and deliver this agreement and to consummate and perform or cause to be performed its obligations under this agreement;

(c) this agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable in accordance with its terms by appropriate legal remedy; and

(d) this agreement and Completion do not conflict with or result in a breach of or default under any provision of its constitution or any material term or provision of any agreement or deed or any writ, order or injunction, judgment, law, rule or regulation to which it is a party or is subject or by which it is bound.

9 Confidentiality

9.1 General obligation

Each party must treat the existence and terms of this agreement confidentially.

9.2 Specific obligations

Where this agreement provides that a party must treat any information confidentially, that party must not, and must ensure that any person who receives the information by the party's authority does not, until Completion:

(a) disclose any of the information in any form to anyone else; or

(b) use any of the information except to:

(c) acquire or check information in connection with this agreement and the transactions contemplated by it; or

(d) perform any of its obligations under this agreement or in relation to any of the transactions contemplated by it,

unless:

(e) the person who provides the information has first agreed in writing;

(f) the information is disclosed to a professional adviser, banker or financial adviser of the party or to a person whose consent is required under this agreement or for a transaction contemplated by it and that person undertakes to the person who provides the information:

(g) not to disclose any of the information in any form to anyone else; and

(h) only to use the information for the purposes of advising the party or financing the party or considering whether to give that consent (as the case may be);

(i) the law requires the disclosure or use; or

(j) the information is available generally (but not if it is only because a person has contravened a confidentiality obligation (including under this clause)).

9.3 Return of information

If Completion does not occur on or before the Completion Date, the party must return, and ensure that any person who receives the information by the party's authority returns, the information (in any form in which it is held) to the person who provided the information. The obligations imposed by this clause survive termination of this agreement.

10 Costs, GST and stamp duty

10.1 Costs generally

Unless otherwise specified in this agreement, each party bears, and is responsible for, its own costs in connection with the preparation, execution, completion and carrying into effect of this agreement.

10.2 Stamp duty generally

The Purchaser bears, and is responsible for, all stamp duty relating to:

(a) this agreement;

(b) the sale, purchase, assignment or transfer of any property under this agreement; and

(c) any instrument or transaction contemplated by this agreement.

10.3 GST

(a) The Purchase Price is exclusive of GST.

(b) The Vendor and Purchaser agree that the supply of the Business and the Assets is the supply of a going concern.

(c) If a party makes a taxable supply to another party under or in connection with this agreement, then (unless the consideration is expressly stated to be inclusive of GST) the consideration for that supply is exclusive of GST, and in addition to paying or providing that consideration the recipient must:

  (i) pay to the supplier an amount equal to any GST for which the supplier is liable on that supply, without deduction or set-off of any other amount; and

  (ii) make that payment as and when the consideration or part of it must be paid or provided, except that the recipient need not pay unless the recipient has received a tax invoice (or an adjustment note) for that supply.

(d) If a party provides payment for, or any satisfaction of a claim or a right to claim under or in connection with this agreement (for example, for a breach of any warranty or for reimbursement of any expense), that gives rise to a liability for GST, the provider must pay, and indemnify the claimant against, the amount of that GST.

(e) If a party has a claim under or in connection with this agreement for a cost on which that party must pay an amount for GST, the claim is for the cost plus all amounts for GST (except any amount for GST for which that party is entitled to an input tax credit).

(f) If a party has a claim under or in connection with this agreement whose amount depends on actual or estimated revenue or which is for a loss of revenue, revenue must be calculated without including any amount received or receivable as reimbursement for GST (whether that amount is separate or included as part of a larger amount).

11 Notices

11.1 Method of giving notices

A notice, consent, approval or other communication (**Notice**) under this agreement must be in writing, signed by or on behalf of the person giving it, addressed to the person to whom it is to be given and:

(a) delivered to that person's address;

(b) sent by pre-paid mail to that person's postal address;

(c) transmitted by fax to that person's fax number; or

(d) sent by email to that person's email address.

11.2 Time of receipt

A Notice given to a party in accordance with this clause 11 is treated as having been given and received:

(a) if delivered to a person's address, on the day of delivery if a Business Day, otherwise on the next Business Day;

(b) if sent by pre-paid mail, on the third Business Day after posting;

(c) if transmitted by fax to a person's fax number and a correct and complete transmission report is received, on the day of transmission if a Business Day, otherwise on the next Business Day; or

(d) if sent by email and the sender does not receive a message from its internet service provider or the recipient's mail server indicating that it has not been successfully transmitted, on the day of sending if a Business Day, otherwise on the next Business Day.

11.3 Address of parties

Vendor	Attention	Kayla Smith
	Email	Kayla.smith@workstar.com.au
	Address	Level 13, 50 Cavill Avenue, Surfers Paradise QLD 4217
Purchaser	Attention	Marshini Thulkanam
	Email	marsha@rayont.com
	Address	Level 3, 26 Marine Pde, Southport QLD 4215

12 General

12.1 Amendment

This agreement may only be amended in writing, signed by the parties.

12.2 Waiver

(a) The non-exercise of, or delay in exercising, any power or right of a party does not operate as a waiver of that power or right.

(b) No single exercise of a power or right precludes any other or further exercise of it or the exercise of any other power or right.

(c) A power or right may only be waived in writing, signed by the party to be bound by the waiver.

12.3 Liability of parties

If two or more parties are included within the same defined term in this agreement:

(a) a liability of those persons under this agreement is a joint liability of all of them and a several liability of each of them;

(b) a right given to those parties under this agreement is a right given severally to each of them; and

(c) a representation, warranty or undertaking made by each of them is made by each of them in respect of itself.

12.4 Entire agreement

This agreement is the entire agreement of the parties on the subject matter. The only enforceable obligations and liabilities of the parties in relation to the subject matter are those that arise out of the provisions contained in this agreement. All representations, communications and prior agreements in relation to the subject matter are merged in and superseded by this agreement.

12.5 Severability

Any provision in this agreement which is invalid or unenforceable in any jurisdiction:

(a) is to be read down for the purposes of that jurisdiction if possible; or

(b) if cannot be read down, is to be severed to the extent of the invalidity or unenforceability for the purposes of that jurisdiction,

so as to be valid and enforceable in that jurisdiction.

12.6 Assignment before Completion

Before Completion, no party may assign or transfer any of its rights or obligations under this agreement without the prior consent in writing of all the other parties.

12.7 No merger

No provision of this agreement:

(a) merges on or by virtue of Completion; or

(b) is in any way modified, discharged or prejudiced by reason of any investigations made or information acquired by or on behalf of the Purchaser or by any of the conditions specified in clause 3.1 being waived.

12.8 Further assurance

Each party must do all things, and must ensure that each of its employees and agents does all things reasonably required of it or them by notice from another party effectively to carry out and give full effect to this agreement and the rights and obligations of the parties under it, both before and after Completion.

12.9 Counterparts

This agreement may be executed in any number of counterparts and all of those counterparts taken together constitute one and the same instrument.

13 Law and jurisdiction

13.1 Governing law

This agreement is governed by the law in force in Queensland.

13.2 Submission to jurisdiction

The parties submit to the non-exclusive jurisdiction of the courts of Queensland and any courts which may hear appeals from those courts in respect of any proceedings in connection with this agreement.

Executed as an agreement on 15 October 2020:

EXECUTED by **RAYONT TECHNOLOGIES PTY LTD 643 823 581** in accordance with its Constitution and pursuant to the provisions of Section 127(1) of the *Corporations Act 2001* in the presence of:

Signature of Witness	Sole Director
	Marshini Thulkanam
Name of Witness in Full	

EXECUTED by **WORKSTAR TECH (AUST) PTY LTD ACN 619 867 613** in accordance with its Constitution and pursuant to the provisions of Section 127(1) of the *Corporations Act 2001* in the presence of:

	Kayla Smith (Oct 26, 2020 11:58 GMT+10)
Signature of Witness	Sole Director
	Kayla Smith
Name of Witness in Full	

SCHEDULE 1 Identifiable Assets

1 Trademarks

Mark	Owner	Number	Status	Renewal	Priority date
WORKSTAR	Workstar Tech (Aust) Pty Ltd	1108742	Registered / protected	12/04/2026	12/04/2006
metime	Workstar Tech (Aust) Pty Ltd	1131150	Registered / protected	22/08/2026	22/08/2006

2 Domains and website

Domain Name	URL	
workstar	www.workstar."	www.workstar.com.au

3 Proprietary software platforms

Nexus Learning Management System (**LMS**)

The Nexus LMS provides enhanced service delivery with the following features:

1. New cloud capability for a SCORM engine to allow the passing of data cross domain. This development was considered innovative in 2012 as it changed the nature of how content on LMS is distributed. Traditionally content was required to exist on a local version of the LMS which was copied over from a baseline system however the Nexus platform (through the development of a SCORM Cloud), enabled content to be streamed to any LMS location with the client paying licensing fees, changing LMS delivery from a product to a service.

2. Improved capabilities to deliver learning experiences that maintain a suitable knowledge flow on personal media devices. In 2012, these capabilities stood in contrast to the standard and proven method of simply developing a static interface for mobile versions of an application, i.e. a mobile application. The development of the following capabilities goes beyond standard web applications as the technology actively collects user input to feed back into Workstar's proprietary learning

algorithms creating future dynamic learning experiences tailored to each individual user.

3. Improved SCORM security preventing un-authorised streaming to nonaffiliated LMS systems.

4. New SCORM methods to automatically generate and embed secure crypto keys in empty SCO packages.

5. New SCORM API methods and security methods created to allow streaming from secure to non-secure domains and vice versa.

6. New deployable SCORM capabilities in a HTML based expandable stage engine.

7. Learning experience algorithms that can specifically tailor deliverables for individuals.

8. The ability for algorithms to deliver consistent performance while using decreased resources.

9. New capability to implement the experimentation/observation loop via digital experiential learning modules. This new knowledge improves upon current product offerings allowing Workstar to be in a position of strength to leverage off this new knowledge into future product developments.

Sphere LMS

The Sphere LMS encompasses the following improvements on the existing Nexus LMS:

1. Secure SCORM cross domain streaming capabilities;
2. Intelligent data driven mobile interface (FU,PA,AS);
3. Multiple temporal pathways to learning content;
4. Data driven tablet-based learning capabilities;
5. Increased performance to data driven engagement experiences:
6. Adoption of flash based SCORM content;
7. An early stage Kolb experiential based learning engine which essentially uses an algorithm to intelligently react to user choices and provide consequence- based output, feedback and new decision points.

SCHEDULE 2 Contracts

Learning Management Systems

Contract	Client	Date	Expiry
Sphere LMS	McDonalds AU	15/10/2019	14/10/2020
Sphere LMS	McDonalds NZ	15/10/2019	14/10/2020
Sphere LMS	McDonalds CA	01/01/2020	31/12/2020
Sphere LMS	Johnson & Johnson	30/09/2020	13/11/2020
Sphere LMS	Western Power	01/06/2020	31/12/2020
Sphere LMS	Get Skilled Access	16/08/2019	08/2020
Sphere LMS	Commonwealth Bank of Australia	01/06/2020	31/05/2023
Sphere LMS	Bankwest	25/11/2020	24/11/2021
Nexus LMS	PGA	01/01/2020	31/12/2022
Nexus LMS	NSW Health	09/05/2014	08/2020
Nexus LMS	Sizzler / Collins Foods	01/06/2020	31/06/2021

Trademarks

Mark	Owner	Number	Status	Renewal	Priority date
WORKSTAR	Workstar Tech (Aust) Pty Ltd	1108742	Registered / protected	12/04/2026	12/04/2006
metime	Workstar Tech (Aust) Pty Ltd	1131150	Registered / protected	22/08/2026	22/08/2006

SCHEDULE 3 Employees

Name	Classification	Date of employee's commencement	Remuneration and superannuation
Melania Vella	Sales	4/09/2018	$100,000
Arup Das	Support	19/06/2018	$82,500
Eray Asena	Designer	13/06/2017	$118,678
Horton Novak Rosa	Designer	13/06/2017	$80,000
Janis Pineda	Content Manager	13/06/2017	$135,000
Patrick Alcantara	Head of Technology	13/06/2017	$160,000
Zhinous Shokrani	Developer	5/02/2018	$85,000
Prithu Shrestha	Developer	20/04/2020	$100,000
Zhinous Shokrani	Platform	5/02/2018	$100,000

SCHEDULE 4 The plant and equipment

Type	Year	Size
MacBook Pro	2020	13 inch
MacBook Pro	2020	13 inch
MacBook Pro	2020	13 inch
MacBook Pro	Early 2015	13 inch
MacBook Air	Late 2014	13 inch
MacBook Pro	2016	13 inch
MacBook Pro	2017	13 inch
MacBook Air	2020	13 inch
MacBook Pro	2019	13 inch
MacBook Pro	2019	16 inch
iPad (7th Generation)	2020	10.2 inch
iPhone 8		
MacBook Air	Early 2014	13 inch
MacBook Pro	Mid 2014	13 inch

SCHEDULE 5 Value of component parts of business

Item				Value	Total
Property, plant and equipment	Type	Year	Size	$14,500	$14,500
	MacBook Pro	2020	13 inch		
	MacBook Pro	2020	13 inch		
	MacBook Pro	2020	13 inch		
	MacBook Pro	Early 2015	13 inch		
	MacBook Air	Late 2014	13 inch		
	MacBook Pro	2016	13 inch		
	MacBook Pro	2017	13 inch		
	MacBook Air	2020	13 inch		
	MacBook Pro	2019	13 inch		
	MacBook Pro	2019	16 inch		
	iPad (7th Generation)	2020	10.2 inch		
	iPhone 8				
	MacBook Air	Early 2014	13 inch		
	MacBook Pro	Mid 2014	13 inch		
Identifiable assets	Nexus platform			$34,075	
	Sphere platform			$324,709	
	Customer contracts			$31,150	
	Trademarks			$3,660	
	Domains			$60	
	Website			$7,500	
	Employees			$109,360	
	Proprietary content			$31,266	$541,780
Total					**$632,393**

SCHEDULE 6 Vendor's warranties

1 The Vendor

(a) The Vendor is duly incorporated and validly exists under the law of its place of incorporation.

(b) The Vendor has full corporate power and authority to own the Assets.

(c) The Vendor is not insolvent and no controller has been appointed over any part of the Assets, and no appointment has been threatened.

(d) The Vendor is not in liquidation or administration, no proceedings have been brought or threatened and no procedure has been commenced for the purpose of winding up the Vendor or placing it under administration.

2 Due authorisations

(a) The execution and delivery of this agreement has been pro23uthorize23orised by all necessary corporate action of the Vendor.

(b) The Vendor has full corporate power and lawful authority to execute and deliver this agreement and to perform its obligations under this agreement.

(c) This agreement and Completion do not conflict with, or result in a breach of, or default under, any provision of the constitution of the Vendor or any material term or provision of any agreement, deed, law or order by which it is bound.

3 Employee superannuation

(a) Any employee superannuation which has accrued during the course of that employee's employment by the Vendor will be paid within 30 days of Completion.

4 Accuracy of information

(a) The facts set out in the background to this agreement, and **Error! Reference source not found.**, schedule 2, schedule 3, schedule 4, and **Error! Reference source not found.** are true, complete and accurate in all respects.

(b) All information that has been given by, or on behalf of, the Vendor to the Purchaser in relation to the Business and Assets is true, complete and accurate in all respects.

(c) All information that the Vendor knows about the Business or the Assets which needs to be known by a Purchaser of the Business, has been disclosed to the Purchaser.

5 Title

(a) The Vendor is the sole legal and beneficial owner of all of the Assets.

(b) The Vendor has full rights, title and interest in all the Assets, free from any Security Interest or third-party interest.

(c) The Vendor has not disposed of, or agreed to dispose of, any of the Assets or any interest in any of the Assets other than to the Purchaser.

6 Contracts

(a) No Contract:

(i) is outside the usual conduct of the Business or otherwise unusual;

(ii) has a period of more than twelve months to run from the date of this agreement until its expiration or termination;

(iii) is incapable of being fulfilled or performed on time without undue or unusual expenditure of time, money or effort;

(iv) provides for any payment or receipt of funds not accurately reflecting the value of the services or goods in consideration for which that payment or receipt of funds has been made or is to be made;

(v) provides that the Vendor or any other person will act as distributor of goods or services or agent for another person;

(vi) is with an Affiliate of the Vendor;

(vii) prohibits, limits or confines the Vendor's freedom, the freedom of any of its employees or the owner of the Business, to engage or be engaged in any activity or business; or

(viii) involves or is likely to involve obligations, restrictions or liabilities whose nature or magnitude ought reasonably to be known by an intending Purchaser of the Business.

(b) The Vendor is not a party to any agreement or arrangement under the terms of which any of its other parties is, by reason of any change in the beneficial ownership of the Assets or the Business or compliance with any provision of this agreement, entitled to:

(i) terminate that agreement or arrangement earlier than it would, but for that change or compliance, have been liable to be terminated; or

(ii) require the adoption of terms less favourable to the Purchaser than those subsisting in the absence of that change or compliance.

(c) The Vendor is not a party to any agreement or arrangement in relation to the Business of which it, or any other party, is in default.

(d) All security (including any guarantee or indemnity) held by the Vendor and included in the Assets is valid and enforceable by the Vendor against the provider of that security in accordance with the terms of the security.

(e) Apart from the Contracts, there is no contract, agreement, arrangement or understanding necessary to be assigned or novated to the Purchaser to enable it to carry on the Business in the manner in which it is carried on by the Vendor or to carry it on with the financial results obtained by the Vendor.

(f) There is no contract, agreement, arrangement or understanding involving the Vendor in relation to the Business which requires, as a term or condition of the supply of the goods or services by the Vendor, that the Vendor acquire goods or services from any other person (including the acquisition of goods or services from the Vendor).

(g) The Contracts are all valid, subsisting, legal and binding obligations in accordance with their respective terms.

(h) None of the Contracts contravene any law.

(i) The Vendor has duly complied with and fulfilled all the obligations and duties of the Vendor under each Contract.

(j) No event has occurred which may be grounds for termination of any or all of the Contracts.

(k) There is no litigation pending or threatened in connection with, or arising out of, any or all of the Contracts.

7 Intellectual Property

(a) All of the Intellectual Property is valid and subsisting.

(b) The Vendor does not own, use, or require in the Business the use of any business names, licences, copyrights, patents, trade marks, designs, and similar industrial, commercial or intellectual property (whether registered or not and whether protected by statute or not and including formulae, recipes and know-how) in the conduct of the Business, except for the Intellectual Property.

(c) The Vendor does not, in the conduct of the Business, infringe or wrongfully use any business names, licences, copyrights, patents, trade marks, service marks, trade names, designs, and similar industrial, commercial or intellectual property (whether registered or not and whether protected by statute or not and including formulae, recipes and know-how) in the conduct of the Business.

(d) There are no users, licensees or parties with any other rights with respect to any of the Intellectual Property except for the Vendor.

(e) No disclosure has been made to any person of any industrial know-how or any financial or trade secret of the Vendor in connection with the Business to a person (other than the Purchaser) except as required by law.

(f) No challenge has been made or threatened in respect of any of the Intellectual Property, its validity or its registration.

(g) There are no royalty, licence or any other fees payable in connection with the Business or in relation to the conduct of the Business.

8 Employees

(a) The Vendor is not a party to any agreement with any union or industrial organisation in respect of the Employees and their employment.

(b) There is no contract of employment with any Employee (or any contract for the services of any person relating to the Business) which cannot be terminated by one month's notice or less by reasonable notice not exceeding one month, and in each case without giving rise to a liability for damage or compensation against the relevant employer.

(c) There is no threatened or pending dispute between the Vendor and any Employee or group of the Employees.

(d) All persons employed in or necessary for the conduct of the Business are employed by the Vendor and are included in the Employees.

(e) The Vendor has complied in all material respects with all contractual, statutory, legal and fiscal obligations of and in relation to its employment of the Employees, including all codes of practice, collective agreements and awards.

(f) No director of the Vendor or Employee has given notice (which has not yet expired) terminating his or her contract of employment or is under notice of dismissal.

9 Compliance with law and absence of litigation

(a) There are no claims in respect of the Assets and there are no claims relating to the Assets which may give rise to litigation.

(b) There is no unsatisfied judgment, order, arbitral award or decision of any court, tribunal or arbitrator against the Vendor or any of the Assets and there is no outstanding claim to which the Vendor is party pending or threatened against the Vendor in respect of the Assets.

(c) In relation to each Asset in which any Security Interest exists (including Assets obtained under retention of title arrangements or subject to leases and rental agreements) the Vendor has:

(i) procedures to protect its interest in that Asset appropriate for a business of the kind and scale of the Business being conducted by a reasonable and prudent operator;

(ii) documented those procedures,

(iii) carried out those procedures diligently; and

(iv) documented the carrying out of those procedures.

9.2 Insurance

(a) The Vendor has adequate product liability and public risk insurance for the nature of the Business.

(b) All the Assets that are insurable are insured for the full replacement value against fire and other risks normally insured against.

(c) Nothing has been done or omitted to be done which would make any policy of insurance void or voidable.

(d) The Vendor has not been notified by any insurer that it is required or is advisable for it to carry out any maintenance, repairs or other works in relation to any of the Assets.

(e) No claim is pending in respect of any policy of insurance.

10 Delegations and offers

(a) There are no powers of attorney or other authorities given by the Vendor which authorise any person to deal with the whole or any part of the Assets and the Business.

(b) No offer, tender, quotation or similar intimation given or made by the Vendor and still outstanding and relating to the Business is capable of giving rise to a contract merely by the unilateral act of a third party, other than in the usual conduct of the Business.

11 Profit sharing and finders fees

(a) The Vendor is not party to any agreement under which it is or may be bound to share the profits or pay any royalties or to waive or abandon any rights in connection with the Assets.

(b) The Vendor has not taken any action so that any person becomes entitled to receive from the Purchaser any Finder's fee, brokerage or other commission in connection with the sale of the Assets.

12 Stamp duty

(a) Except in relation to this agreement and documents or transactions contemplated by this agreement, all Taxes payable in relation to every deed, agreement or other document or transaction to which the Vendor is, or has been a party, or by which the Vendor derives, has derived or will derive a substantial benefit which relates to the Assets have been duly paid and no such deed, agreement or other document is unstamped or insufficiently stamped.

(b) No event has occurred which has resulted in Taxes become payable that would otherwise not be payable.

SCHEDULE 7 Liabilities

Item	Value
Employee Entitlements	$53,652.13
Costs of preparing asset sale agreement	$15,000
Valuer's and auctioneer's fees	$72,380
Total	**$141,032.13**

SCHEDULE 8 Deferred Price

1 Deposit

$45,431.43

2 Deferred price

$257,444.78

SCHEDULE 9 Purchase Price

Purchase Price	$302,876.22

SCHEDULE 10 Conditions precedent

1. With respect to the Assets:

    a. each of the Assets must be placed in the effective possession and control of the Purchaser; and

    b. the Purchaser must be provided with unencumbered title to, and ownership of, each of the Assets.

2. Each Contract must be novated or assigned to the Purchaser.

2020.10.15 - Asset Sale Agreement - v.3

Final Audit Report 2020-10-26

Created:	2020-10-23
By:	shilow shaffier (shilow.shaffier@gmail.com)
Status:	Signed
Transaction ID:	CBJCHBCAABAAcX5ZJuqyGfVOeY3hCHny7EDE1RpW2PYQ

"2020.10.15 - Asset Sale Agreement - v.3" History

Document created by shilow shaffier (shilow.shaffier@gmail.com)
2020-10-23 - 6:23:03 AM GMT- IP address: 121.208.147.228

Document emailed to Marsha Thulkanam (marsha@trive.com.au) for signature
2020-10-23 - 6:24:11 AM GMT

Email viewed by Marsha Thulkanam (marsha@trive.com.au)
2020-10-24 - 1:46:46 AM GMT- IP address: 120.88.113.4

Document e-signed by Marsha Thulkanam (marsha@trive.com.au)
Signature Date: 2020-10-26 - 1:35:06 AM GMT - Time Source: server- IP address: 120.88.113.4

Document emailed to Kayla Smith (kayla.smith@workstar.com.au) for signature
2020-10-26 - 1:35:08 AM GMT

Email viewed by Kayla Smith (kayla.smith@workstar.com.au)
2020-10-26 - 1:57:30 AM GMT- IP address: 1.132.105.207

Document e-signed by Kayla Smith (kayla.smith@workstar.com.au)
Signature Date: 2020-10-26 - 1:58:05 AM GMT - Time Source: server- IP address: 1.132.105.207

Agreement completed.
2020-10-26 - 1:58:05 AM GMT